As filed with the Securities and Exchange Commission on July 19, 2013 Registration No. 333-108946

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TELETOUCH COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	4812	75-2556090
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

5718 Airport Freeway, Fort Worth, TX 76117

(800) 232-3888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1994 Stock Option and Appreciation Rights Plan

(Full Title of the Plan)

Robert M. McMurrey

Chief Executive Officer

5718 Airport Freeway, Fort Worth, TX 76117

(800) 232-3888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Schiff Hardin LLP

901 K Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 724-6848

Facsimile: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large Accelerated Filer	Non-Accelerated Filer (Do not check if a smaller reporting company)

Accelerated Filer	Smaller Reporting Company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the S-8 Registration Statement No. 333-108946 filed with the Securities and Exchange Commission on September 19, 2003, registering 1,000,000 shares of the Company’s common stock (the “Securities”) under and pursuant to 1994 Stock Option and Appreciation Rights Plan. The Company has terminated all offerings of the Securities pursuant to the Registration Statement. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of the Securities registered but unsold under the Registration Statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on July 19, 2013.

TELETOUCH COMMUNICATIONS, INC.

By:	/s/ Robert M. McMurrey
Robert M. McMurrey Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert M. McMurrey	Chief Executive Officer	July 19, 2013
Robert M. McMurrey	(Principal Executive Officer) and
Director

/s/ Thomas A. “Kip” Hyde, Jr.	President, Chief Operating Officer and	July 19, 2013
Thomas A. “Kip” Hyde, Jr.	Director

/s/ Douglas E. Sloan	Chief Financial Officer	July 19, 2013
Douglas E. Sloan	(Principal Financial and Accounting Officer)

/s/ Joseph L. Harberg	Director	July 19, 2013
Joseph L. Harberg

/s/ Raymond C. Hemmig	Director	July 19, 2013
Raymond C. Hemmig

/s/ Scott M. Kleberg	Director	July 19, 2013
Scott M. Kleberg

/s/ David W. Knickel	Director	July 19, 2013
David W. Knickel

/s/ Charles Daniel Yost	Director	July 19, 2013
Charles Daniel Yost

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